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                                                                 EXHIBIT 8(e)

                     Amendment Number 4 to Custody Agreement

                  This Amendment Number 4 to Custody Agreement is dated as of July 1, 1996 (the "Amendment") and is made by Pacific Horizon Funds, Inc., a Maryland Corporation (the "Fund"), and The Bank of New York (the "Custodian").

                              W I T N E S S E T H:

                  WHEREAS, the Custodian acts as custodian for the Fund with respect to certain of the Fund's currently existing investment portfolios (i.e., the Prime Fund, Treasury Fund, Tax-Exempt Money Fund, California Tax-Exempt Money Market Fund, Aggressive Growth Fund, Capital Income Fund, U.S. Government Securities Fund, California Tax-Exempt Bond Fund, Government Fund and Treasury Only Fund) pursuant to a Custody Agreement between the Custodian and the Fund dated as of April 3, 1989 as amended by Amendment Number 1 to Custody Agreement dated March 30, 1990, Amendment Number 2 to the Custody Agreement dated February 26, 1993 and Amendment Number 3 to the Custody Agreement dated April 24, 1996 (the "Agreement"); and

                  WHEREAS, the Fund is reorganizing the National Municipal Bond Fund (the "Portfolio") from the existing master-feeder structure into a "stand-alone" fund (the "Reorganization") and desires the Custodian to act as custodian with respect to the Portfolio after the Reorganization.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Custodian and the Fund do hereby covenant to and agree as follows:

              1. Effective as of July 1, 1996 the Fund hereby constitutes and appoints the Custodian as custodian of the "Securities" (as defined in the Agreement) and moneys at any time owned by the Portfolio prior to the time the custodial relationship between the Custodian and the Portfolio is terminated in accordance with the provisions of the Agreement.

              2. The parties agree that in the case of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail.

                                                     THE BANK OF NEW YORK

                                                     By:/s/ Stephen E. Grunston
                                                        -----------------------
                                                        Title: Vice President


                                                     PACIFIC HORIZON FUNDS, INC.

                                                     By:/s/ Cornelius J. Pings
                                                        -----------------------
                                                        Title: President